                                                     REGISTRATION NO. 333-58613


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

               ADVANCED LIGHTING TECHNOLOGIES, INC.                                      ADLT TRUST I
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                  OHIO                         34-1803229                      DELAWARE                    APPLIED FOR
      (STATE OR OTHER JURISDICTION          (I.R.S. EMPLOYER         (STATE OR OTHER JURISDICTION        (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)    IDENTIFICATION NUMBER)   OF INCORPORATION OR ORGANIZATION)   IDENTIFICATION NUMBER)

                                32000 AURORA ROAD
                                SOLON, OHIO 44139
                                  440/519-0500
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                WAYNE R. HELLMAN
                             CHIEF EXECUTIVE OFFICER
                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                                32000 AURORA ROAD
                                SOLON, OHIO 44139
                                  440/519-0500
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:


                                  JAMES S. HOGG
                  COWDEN, HUMPHREY, NAGORNEY & LOVETT CO., LPA
                               1414 TERMINAL TOWER
                              CLEVELAND, OHIO 44113
                                  216/241-2880


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

============================================= ================ ===================== ===================== ====================
                                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM
            TITLE OF SECURITIES                AMOUNT TO BE      AGGREGATE PRICE      AGGREGATE OFFERING        AMOUNT OF
              TO BE REGISTERED                 REGISTERED(1)         PER UNIT            PRICE(1)(2)       REGISTRATION FEE(3)
--------------------------------------------- ---------------- --------------------- --------------------- --------------------
Debt Securities of Advanced Lighting
Technologies, Inc. ("ADLT")(5) ............
Common Stock, par value $.001 per share,
of ADLT(6) ................................
Preferred Stock, par value $.001 per share,
of ADLT(7)  ...............................
Depositary Shares representing Preferred      300,000,000            (2)               $300,000,000          $88,500(4)
Stock, of ADLT (8) ........................
Warrants of ADLT (9) ......................
Preferred Securities of ADLT Trust I
(the "Trust")(10)..........................
Guarantee of Preferred Securities of the
Trust(11)..................................
============================================= ================ ===================== ===================== ====================

                                                  (Footnotes on following page)

(Footnotes from previous page)

  (1) In no event will the aggregate maximum initial offering price of all securities issued pursuant to this Registration Statement exceed $300,000,000. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

  (2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D of Form S-3 and (b) will be determined, from time to time, by the applicable Registrant in connection with the issuance by such Registrant of the securities registered hereunder.

  (3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

  (4)  Previously paid.

  (5) Subject to footnote 1, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by ADLT. Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by ADLT shall be equal to the above amount to be registered. Also, in addition to any Debt Securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of other Debt Securities, Preferred Stock or Depositary Shares of ADLT, for which no consideration will be received by ADLT, and such aggregate principal amount of Debt Securities as may be issued and sold to the Trust in connection with the issuance by the Trust of Preferred Securities. Any Debt Securities sold to the Trust as aforesaid may be distributed to the holders of Preferred Securities for no additional consideration.

  (6) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by ADLT. There also is being registered hereunder an indeterminate number of shares of Common Stock as may be issuable upon conversion of the Debt Securities or the Preferred Stock or upon exercise of Warrants registered hereby. The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.

  (7) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by ADLT. There also is being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants registered hereby. There is being registered hereunder such indeterminate number of shares of Preferred Stock, for which no consideration will be received by ADLT, as may be issuable upon conversion or exchange of Debt Securities.

  (8) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts, representing a fractional interest of a share of Preferred Stock. In addition, there is being registered hereunder such indeterminate amount of Debt Securities, for which no consideration will be received by ADLT, as may be issued upon conversion or exchange of Depositary Receipts.

  (9) Subject to footnote 1, there is being registered hereunder an indeterminate number of Warrants representing rights to purchase Debt Securities, shares of Common Stock or Preferred Stock of ADLT registered hereby.

 (10) Subject to footnote 1, there is being registered hereunder an indeterminate number of Preferred Securities as may be sold by the Trust.

 (11) No separate consideration will be received for the Guarantee of the Preferred Securities of the Trust.

                          DEREGISTRATION OF SECURITIES


         On July 7, 1998, Advanced Lighting Technologies, Inc. (the "Company") and ADLT Trust I (the "Trust") filed a Registration Statement on Form S-3 (File No. 333-58613) (the "Registration Statement") for purposes of registering sales of $300,000,000 of the Company's Debt Securities, Common Stock, par value $.001 per share, Preferred Stock, par value $.001 per share, Depositary Shares representing Preferred Shares, Warrants and Guarantee of Preferred Shares of the Trust and Preferred Shares of the Trust (the "Securities"). The Registration Statement was amended seven times prior to being declared effective by the Commission on July 13, 2000.

         Neither the Company nor the Trust currently intend to make any offering of the Securities pursuant to the Registration Statement and the Company no longer meets the requirements for registration of securities on Form S-3. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to withdraw from registration under the Securities Act of 1933, as amended, all of the Securities that remain unsold under the Registration Statement.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on February 26, 2004.


                                    ADVANCED LIGHTING TECHNOLOGIES, INC.




                                    By:     /s/Wayne Vespoli
                                            ----------------------------------
                                            Wayne Vespoli
                                            Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on February 26, 2004.



                                  ADLT TRUST I

                                  By:  Advanced Lighting Technologies, Inc.
                                       As Sponsor



                                  By:  /s/ Wayne R. Hellman
                                       -------------------------------------
                                       Wayne R. Hellman, Chief Executive Officer